Exhibit 99.1

Juniata Valley Financial Corp. Announces Second Quarter 2021 Results

Mifflintown, PA, July 21, 2021 (GLOBE NEWSWIRE) --

Juniata Valley Financial Corp. (OTC Pink: JUVF) (“Juniata”), announced net income for the quarter ended June 30, 2021 of $1.7 million, an increase of 8.3%, compared to net income of $1.6 million for the quarter ended June 30, 2020. Earnings per share, basic and diluted, increased 12.9%, to $0.35, during the three months ended June 30, 2021, compared to $0.31 during the three months ended June 30, 2020. Net income for the six months ended June 30, 2021, increased 27.7%, to $3.4 million, compared to net income of $2.6 million for the six months ended June 30, 2020. Earnings per share, basic and diluted, increased 28.8% during the six months ended June 30, 2021, to $0.67, compared to basic and diluted earnings per share of $0.52 during the corresponding 2020 period.

President’s Message

President and Chief Executive Officer, Marcie A. Barber stated, “We are delighted to deliver strong earnings to our shareholders. These results reflect prudent management throughout the pandemic and increasing customer confidence in economic recovery”.

Paycheck Protection Program (“PPP”)

Juniata participated in the PPP through the Small Business Administration (“SBA”). The PPP provides the possibility of loan forgiveness up to the full principal amount of qualifying loans. Juniata funded 508 PPP loans, totaling $32.1 million, during the first round of the program in 2020. As of June 30, 2021, 107 of these first round PPP loans, totaling $6.7 million, remain outstanding, with the remaining loans having received forgiveness. Juniata funded an additional 362 PPP loans, totaling $18.9 million, through the second round of PPP funding in 2021. Forgiveness determinations on these loans have not yet commenced.

Year-to-Date Financial Results

Annualized return on average assets for the six months ended June 30, 2021, was 0.84%, an increase of 10.5% compared to the annualized return on average assets of 0.76% for the six months ended June 30, 2020.  Annualized return on average equity for the six months ended June 30, 2021 was 9.10%, an increase of 30.4% compared to the annualized return on average equity of 6.98% for the six months ended June 30, 2020.

Net interest income was $10.1 million during both the six months ended June 30, 2021 and the comparable 2020 period. Average earning assets increased $112.3 million, or 17.5%, to $753.9 million, during the six months ended June 30, 2021, compared to the same period in 2020, predominantly due to increases of $86.1 million, or 38.8%, in average investment securities and $28.5 million, or 7.1%, in average loans, the latter resulting from both organic loan growth and PPP loan funding. The yield on earning assets declined 66 basis points, to 3.17%, in the first half of 2021 compared to same period in 2020, while the cost to fund interest earning assets with interest bearing liabilities decreased 29 basis points, to 0.62%. During the six months ended June 30, 2021, average interest bearing liabilities increased by $88.5 million, or 19.0%, compared to the comparable 2020 period, mainly due to growth in interest-bearing deposits driven by deposits of government stimulus payments and decreased consumer spending during the pandemic. Both the yields on earning assets and cost of funds were affected by the ongoing low interest rate environment that commenced with the 150 basis point decline in the prime rate and federal funds target range in March 2020. The net interest margin, on a fully tax equivalent basis, decreased from 3.21% during the six months ended June 30, 2020, to 2.75% during the six months ended June 30, 2021.

Juniata experienced favorable asset quality trends and net recoveries of previously charged-off loans during the six months ended June 30, 2021. Of the original 207 loans placed on deferral due to the pandemic, only two loans, in the aggregate amount of $5.0 million, remained in deferment as of June 30, 2021. All other loans previously placed in deferment have resumed contractual debt service with none of the $67.4 million aggregate balances delinquent as of June 30, 2021. Juniata continued to apply elevated qualitative risk factors to all loan segments in the loan portfolio in its allowance for loan loss analysis in the first six months of 2021 due to the remaining uncertainty of the strength of the economy, as well as the lingering effects and duration of the pandemic. However, because borrowers with loans previously placed in deferment have shown the ability to continue making payments under contractual debt service, management reduced the level of risk originally established on these loans. Due to the positive asset quality trends noted above and sustained performance of the loan portfolio, the analysis resulted in a provision credit of $279,000 in the six months ended June 30, 2021 compared to a provision expense of $552,000 recorded in the six months ended June 30, 2020.

Non-interest income was $2.6 million during both the six months ended June 30, 2021 and the six months ended June 30, 2020. Most significantly impacting the comparative six month periods was a $0.5 million decline in the gain on sales and calls of securities in 2021 over the comparable 2020 period due to the execution of a balance sheet strategy in 2020 that produced $0.5 million in security gains to offset a prepayment penalty on the extinguishment of long-term debt. Partially offsetting this decline were increases of $0.3 million in the change in value of equity securities, $0.2 million in debit card fee income and $0.1 million in fees derived from loan activity during the first half of 2021 compared to the comparable 2020 period.

Non-interest expense was $9.5 million during the six months ended June 30, 2021 compared to $9.6 million during the six months ended June 30, 2020, a decline of 1.3%. Most significantly impacting non-interest expense in the comparative six month periods was a $0.5 million decline in long-term debt prepayment penalties as no prepayment penalty was recorded during the six months ended June 30, 2021. Partially offsetting this decline between periods was an increase of $0.2 million in employee compensation expense in the 2021 period in comparison to the 2020 period as staffing levels in the first half of 2021 returned to pre-pandemic levels compared to the comparable 2020 period when some employees were furloughed. Data processing expense also increased by $0.2 million during the six months ended June 30, 2021, compared to the same 2020 period, predominantly due to the expenses incurred from the launch of Juniata’s new online deposit account opening platform at the end of 2020.

The income tax provision increased by $0.3 million during the six months ended June 30, 2021, compared to the same period in 2020 resulting from higher taxable income in the 2021 period.

Quarter-to-Date Financial Results

Annualized return on average assets for the three months ended June 30, 2021 was 0.85%, compared to 0.88% for the three months ended June 30, 2020. Annualized return on average equity for the three months ended June 30, 2021 was 9.54%, compared to 8.40% for the three months ended June 30, 2020.

Net interest income was $5.2 million for the second quarter of 2021 compared to $5.1 million for the second quarter of 2020. Average earning assets increased $93.6 million, or 13.9%, to $766.9 million during the three months ended June 30, 2021, compared to the same period in 2020, predominantly due to increases of $83.7 million, or 34.9%, in average investment securities and $17.5 million, or 4.2%, in average loans. The yield on earning assets declined 49 basis points, to 3.15%, in the second quarter of 2021 compared to same period in 2020, while the cost to fund interest earning assets with interest bearing liabilities decreased 22 basis points, to 0.59%, over the same periods. During the three months ended June 30, 2021, average interest bearing liabilities increased by $79.1 million, or 16.4%, compared to the comparable 2020 period, mainly due to growth in interest-bearing deposits driven by deposits of government stimulus payments and decreased consumer spending during the pandemic. The net interest margin, on a fully tax equivalent basis, decreased from 3.10% during the three months ended June 30, 2020 to 2.75%, during the three months ended June 30, 2021.

Juniata recorded a provision credit of $200,000 in the second quarter of 2021 compared to a provision expense of $196,000 recorded in the second quarter of 2020, mainly due to favorable asset quality trends, as well as net recoveries recorded during the second quarter of 2021.

Non-interest income in the second quarter of 2021 was $1.3 million compared to $1.6 million in the second quarter of 2020, a decrease of 16.4%. Most significantly impacting non-interest income in the comparative three month periods was a $0.5 million decrease in the gain on sales and calls of securities in the second quarter of 2021 compared to the second quarter of 2020. Partially offsetting this decline in the second quarter of 2021 were increases in customer service fees, debit card fee income and fees derived from loan activity compared to the comparable 2020 period. Excluding net gains arising from the investment portfolio, non-interest income increased $0.3 million, or 25.5%, in the second quarter of 2021 compared to the second quarter of 2020.

Non-interest expense was $4.9 million for the three months ended June 30, 2021, compared to $4.8 million for the three months ended June 30, 2020, an increase of 1.0%. Most significantly impacting non-interest expense in the comparative three month periods was a $0.5 million increase in employee compensation and benefits expenses as staffing levels in the second quarter of 2021 were at pre-pandemic levels compared to a reduced staff during the second quarter of 2020 when some employees were furloughed. Additionally, data processing expense increased $0.1 million in the second quarter of 2021 compared to the second quarter of 2020, predominantly due to the launch of Juniata’s new online deposit account opening platform. Partially offsetting these increases during the three months ended June 30, 2021, compared to the comparative 2020 period, was a $0.5 million decline in long-term debt prepayment penalties during the three months ended June 30, 2021, as no prepayment penalties were recorded in the second quarter of 2021. Exclusive of the debt prepayment penalty in 2020, non-interest expense increased 13.3% in the second quarter of 2021 compared to the second quarter of 2020.

An income tax provision of $89,000 was recorded in the second quarter of 2021, compared to an income tax provision of $57,000 recorded in the second quarter of 2020, mainly due to more taxable income recorded during the 2021 period.

Financial Condition

Total assets as of June 30, 2021 were $835.8 million, an increase of $42.1 million, or 5.3%, compared to total assets of $793.7 million at December 31, 2020. For that same period, outstanding loans and investment securities increased by $8.5 million, or 2.0%, and $55.7 million, or 19.4%, respectively. Over the same period, deposits increased by $85.7 million, funding asset growth, as well as the reduction in FRB advances.

Subsequent Event

On July 20, 2021, the Board of Directors declared a cash dividend of $0.22 per share to shareholders of record on August 16, 2021, payable on September 1, 2021.

Management considers subsequent events occurring after the statement of condition date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission. Accordingly, the financial information in this release is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with nineteen community offices located in Juniata, Mifflin, Perry, Huntingdon, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades through the Pink Open Market under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, Juniata is making forward-looking statements. Such information is based on Juniata’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual results may differ materially from this forward-looking information. Many factors could affect future financial results. Juniata undertakes no obligation to publicly update or revise forward looking information, whether because of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata’s filings with the Securities and Exchange Commission. In addition, the COVID-19 pandemic is having an adverse impact on Juniata, its customers and the communities it serves and may adversely affect Juniata’s business, results of operations and financial condition for an indefinite period. The Annual Report on Form 10-K for the year ended December 31, 2020 addresses risks and uncertainties associated with the COVID-19 pandemic.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

(Dollars in thousands, except share data)	(Unaudited)
	June 30, 2021	December 31, 2020
ASSETS
Cash and due from banks	$17,165	$11,868
Interest bearing deposits with banks	1,020	19,753
Federal funds sold	—	10,000
Cash and cash equivalents	18,185	41,621

Interest bearing time deposits with banks	735	735
Equity securities	1,178	1,091
Debt securities available for sale	342,030	286,415
Restricted investment in bank stock	2,885	3,423
Total loans	431,189	422,661
Less: Allowance for loan losses	(3,906)	(4,094)
Total loans, net of allowance for loan losses	427,283	418,567
Premises and equipment, net	8,540	8,808
Other real estate owned	110	—
Bank owned life insurance and annuities	16,708	16,568
Investment in low income housing partnerships	2,705	3,105
Core deposit and other intangible assets	208	241
Goodwill	9,047	9,047
Mortgage servicing rights	137	158
Accrued interest receivable and other assets	6,034	3,939
Total assets	$835,785	$793,718
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$179,363	$168,115
Interest bearing	529,176	454,751
Total deposits	708,539	622,866

Short-term borrowings and repurchase agreements	12,153	24,750
Federal Reserve Bank ("FRB") advances	—	27,955
Long-term debt	35,000	35,000
Other interest bearing liabilities	1,572	1,584
Accrued interest payable and other liabilities	4,772	4,966
Total liabilities	762,036	717,121
Commitments and contingent liabilities
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	—	—
Common stock, par value $1.00 per share: Authorized 20,000,000 shares Issued - 5,151,279 shares at June 30, 2021; 5,151,279 shares at December 31, 2020 Outstanding - 5,000,026 shares at June 30, 2021; 5,025,441 shares at December 31, 2020	5,151	5,151
Surplus	24,922	25,011
Retained earnings	46,266	45,096
Accumulated other comprehensive income	26	3,518
Cost of common stock in Treasury: 151,253 shares at June 30, 2021; 125,838 shares at December 31, 2020	(2,616)	(2,179)
Total stockholders' equity	73,749	76,597
Total liabilities and stockholders' equity	$835,785	$793,718

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except share and per share data)	June 30,		June 30,
	2021	2020	2021	2020
Interest income:
Loans, including fees	$4,794	$4,781	$9,571	$9,659
Taxable securities	1,187	1,257	2,193	2,430
Tax-exempt securities	38	40	76	63
Other interest income	6	10	11	65
Total interest income	6,025	6,088	11,851	12,217
Interest expense:
Deposits	597	730	1,216	1,560
Short-term borrowings and repurchase agreements	21	—	53	8
FRB advances	—	7	18	7
Long-term debt	213	230	425	513
Other interest bearing liabilities	1	3	3	10
Total interest expense	832	970	1,715	2,098
Net interest income	5,193	5,118	10,136	10,119
Provision for loan losses	(200)	196	(279)	552
Net interest income after provision for loan losses	5,393	4,922	10,415	9,567
Non-interest income:
Customer service fees	320	276	645	691
Debit card fee income	451	372	864	696
Earnings on bank-owned life insurance and annuities	68	63	122	127
Trust fees	115	91	227	204
Commissions from sales of non-deposit products	105	73	185	147
Fees derived from loan activity	92	23	196	90
Mortgage banking income	10	14	18	30
Gain on sales and calls of securities	54	551	58	562
Change in value of equity securities	8	18	101	(154)
Other non-interest income	79	76	158	158
Total non-interest income	1,302	1,557	2,574	2,551
Non-interest expense:
Employee compensation expense	2,062	1,803	4,031	3,806
Employee benefits	614	394	1,159	1,122
Occupancy	312	271	642	585
Equipment	192	231	381	465
Data processing expense	673	563	1,256	1,064
Professional fees	195	191	383	364
Taxes, other than income	119	124	243	262
FDIC Insurance premiums	70	39	151	79
Gain on other real estate owned	—	—	(49)	—
Amortization of intangible assets	17	19	33	38
Amortization of investment in low-income housing partnerships	200	200	400	400
Long-term debt prepayment penalty	—	524	—	524
Other non-interest expense	413	458	825	868
Total non-interest expense	4,867	4,817	9,455	9,577
Income before income taxes	1,828	1,662	3,534	2,541
Income tax provision (benefit)	89	57	160	(102)
Net income	$1,739	$1,605	$3,374	$2,643
Earnings per share
Basic	$0.35	$0.31	$0.67	$0.52
Diluted	$0.35	$0.31	$0.67	$0.52

JoAnn McMinn

Email: joann.mcminn@jvbonline.com

Phone: (717) 436-3206